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                                                                 Exhibit (a)(12)

                              AIRSPAN NETWORKS INC.

                                ACCEPTANCE LETTER
                              PURSUANT TO THE OFFER
                               TO EXCHANGE OPTIONS
                          GRANTED TO ELIGIBLE EMPLOYEES
        UNDER THE AIRSPAN NETWORKS INC. 1998 STOCK OPTION AND RESTRICTED
           STOCK PLAN AND/OR THE 2001 SUPPLEMENTAL STOCK OPTION PLAN
                           ON OR AFTER OCTOBER 1, 1999
                                 FOR NEW OPTIONS

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
                          5:00 P.M., UXBRIDGE, UK TIME,
                              ON JANUARY 18, 2002,
                          UNLESS THE OFFER IS EXTENDED

To: Airspan Networks Inc.
    Attention: Barbara Sheard
    Director of Human Resources
    Airspan Networks Inc.
    Cambridge House, Oxford Road
    Uxbridge, Middlesex UB8 1UN, UK
    Phone: +44 1895-467-110
    Fax: +44 1895-467-132


    Delivery of the signature page of this acceptance letter by regular external mail or courier to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via e-mail or any form of interoffice mail will not constitute a valid delivery. It is, however, acceptable for employees to personally hand deliver their letter to Human Resources, provided that it is date stamped and acknowledged as received by Human Resources.

    Pursuant to the terms and subject to the conditions of the Offer to Exchange dated December 13, 2001 and this Acceptance Letter, I hereby tender all of my options to purchase common shares of Airspan Networks Inc. that were granted to me on or after October 1, 1999 but no later than December 13, 2001 under the Airspan Networks Inc. 1998 Stock Option and Restricted Stock Plan, as amended, and/or the Airspan Networks Inc. 2001 Supplemental Stock Option Plan that are outstanding on the expiration date of the Offer.

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To Airspan Networks Inc.:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated December 13, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Acceptance Letter (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Airspan Networks Inc., a Washington corporation (the "Company"), all of my options to purchase common shares of Airspan Networks Inc. (the "Common Shares") that were granted to me on or after October 1, 1999 but not later than December 13, 2001under the Airspan Networks Inc. 1998 Stock Option and Restricted Stock Plan, as amended, and/or the Airspan Networks Inc. 2001 Supplemental Stock Option Plan (the "Tendered Options") that are outstanding on the expiration date of the Offer in exchange for "New Options." The number of New Options to be granted in exchange for Tendered Options that are accepted for exchange and cancelled in the Offer will be determined as follows, subject to adjustments for any future stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan (as defined below):

          (1) For eligible options with an exercise price (also known as the grant price) of US$4.00 or more, 4 new options shall be granted for every 5 eligible options cancelled in the offer;

          (2) For eligible options issued before November 1, 2001 with an exercise price (also known as the grant price) of less than US$4.00, 3 new options shall be granted for every 4 eligible options cancelled in the offer; and

          (3) For eligible options issued on or after November 1, 2001, 1 new option shall be granted for every 1 eligible option cancelled in the offer.

However, the Company will not issue any New Options exercisable for fractional shares. Instead, the Company will round up to the nearest whole number of New Options with respect to each grant of Tendered Options. Each option entitles me to purchase one Airspan common share in accordance with the terms of the applicable Option Plan and instrument of grant.

     New Options issued in exchange for Tendered Options granted under the terms of the Airspan Networks Inc. 1998 Stock Option and Restricted Stock Plan, as amended (the "1998 Plan") will be subject to the terms of the 1998 Plan and to a new option instrument of grant to be issued by the Company. New Options issued in exchange for Tendered Options granted under the terms of the Airspan Networks Inc. 2001 Supplemental Stock Option Plan (the "2001 Plan" and, with the 1998 Plan, the "Option Plans") will be subject to the terms of the 2001 Plan and to a new option instrument of grant to be issued by the Company.

     Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

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     I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent that the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

     I understand and acknowledge that:

     (1) I may tender all of my options granted under the Option Plans on or after October 1, 1999 but not later than December 13, 2001 and that I am not required to tender any of such options in the Offer. However, I must tender all of such options (no partial tender of options is permitted).

     (2) All Tendered Options properly tendered prior to 5:00 p.m., Uxbridge, U.K. time, on January 18, 2002, that are cancelled in the Offer and not properly withdrawn, will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including my continued employment and the other conditions described in Sections 1, 5, 6 and 8 of the Offer to Exchange, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date").

     (3) Upon the Company's acceptance of the Tendered Options for exchange, I understand that the instrument or instruments of grant to which the Tendered Options are subject will terminate automatically and the Company will terminate and cancel all then outstanding options thereunder. All New Options will be subject to the terms and conditions of the applicable Option Plan and the terms of a new option instrument of grant to be issued by the Company, a copy of which I will receive after the New Options are granted.

     (4) The New Options will be granted on the later of July 19, 2002 and six months and one day following the date that eligible options are canceled, to eligible employees who are actively employed on that grant date. The number of New Options granted in exchange for cancelled Tendered Options will be determined as follows, subject to adjustments for any stock splits, stock dividends and similar events, in accordance with the terms of the applicable Option Plan:

          (a) For eligible options with an exercise price (also known as the grant price) of US$4.00 or more, 4 new options shall be granted for every 5 eligible options cancelled in the offer;

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          (b) For eligible options issued before November 1, 2001 with an exercise price (also known as the grant price) of less than US$4.00, 3 new options shall be granted for every 4 eligible options cancelled in the offer; and

          (c) For eligible options issued on or after November 1, 2001, 1 new option shall be granted for every 1 eligible option cancelled in the offer.

The New Options will have (a) an exercise price (also known as the grant price) equal to 100% of the fair market value of the Company's Common Shares on the grant date of the New Options, determined under the terms of the Option Plans,
(b) a term of ten years from the date of grant of the related Tendered Options, subject to earlier expiration upon termination of employment, death or retirement, and (c) the same proportional vesting schedule and vesting dates as the related Tendered Options.

     (5) To be entitled to the New Options after my Tendered Options have been cancelled in the Offer, I must meet all of the following conditions:

  . I must be continuously and actively employed by the Company or one of its subsidiaries or on an authorized leave of absence from such employment from the date I tender my Tendered Options for exchange to the date of grant of the New Options;

  . I must be actively employed by the Company or one of its subsidiaries on the New Option grant date or on an authorized leave of absence on the New Option grant date; and

  .  Prior to the new option grant date, I must not have:

        . received a notice of involuntary termination (including, without limitation, redundancy) from Airspan or one of its subsidiaries;

        .  resigned or given notice of resignation from such employment; or

        .  died.

     If for any reason I do not meet all of the foregoing conditions, I will not receive any New Options, replacement options or any other consideration or payment for the Tendered Options. The exercise price (also known as the grant price) of the New Options will be equal to 100% of the fair market value of one of our common shares on the date of grant of the New Options.

     (6) If, after the Expiration Date and prior to the New Option grant date,
(i) I receive a notice of involuntary termination (including, without limitation, redundancy), or (ii) I am eligible and elect to retire or resign or I enter into an agreement with Airspan or one of its subsidiaries to retire or resign, I will not receive a grant of new or replacement options or any other consideration or payment for my tendered and canceled eligible options.

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     (7)  By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

     (8) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options.

     (9) If I choose not to tender all of my options that are eligible for tender under the Offer or my Tendered Options are not accepted for exchange, all such options shall remain outstanding and retain their current exercise price and vesting schedule.

     (10) The Company has advised me to consult with my own advisors (including my own tax advisors) as to the consequences of participating or not participating in the Offer.

     (11) I agree to all of the terms and conditions of the Offer as they appear in the Offer.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     The Offer is not being made to (nor will tenders of options be accepted from or on behalf of) eligible employees in any country in which the making or acceptance of the Offer would not be in compliance with the laws of such country, as determined by Airspan.

     This letter must be completed and signed in the space below. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

     I hereby tender all of my options to purchase common shares of Airspan Networks Inc. that were granted to me on or after October 1, 1999 up to and including December 13, 2001 under the Airspan Networks Inc. 1998 Stock Option and Restricted Stock Plan, as amended, and/or the Airspan Networks Inc. 2001 Supplemental Stock Option Plan that are outstanding on the expiration date of the Offer.

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                                       SIGNATURE OF OWNER

                                       X _____________________________________
                                          (Signature of Holder or Authorized
                                          Signatory - -
                                          See Instructions 1 and 3)

                                       Capacity:______________________________

                                       Date:____________________, 200_

                                       Print Name:____________________________

                                       Address:_______________________________

                                       _______________________________________

                                       _______________________________________

                                       Telephone No.
                                          (with area code):___________________

                                       Email Address:_________________________


Acceptance Letter

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INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Acceptance Letter. A properly completed and signed original of the signature page of this Letter (or a facsimile thereof) (together with any additional documents required in connection with the Offer to Eligible Employees based in countries other than the United States) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter on or before the Expiration Date. Only the signature page of this Letter is required to be delivered to the Company; you are not required to deliver the instruments of grant for Tendered Options or any of the other pages of the Letter, except that, eligible employees in certain countries other than the United States may be required to deliver one or more documents in addition to the signature page of the acceptance letter. Affected eligible employees will be notified separately of any additional documents that may be required in their country.

     The only acceptable methods of delivery of the signed signature page are regular external mail, courier and facsimile, as indicated above. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you elect to deliver your signed signature page by external mail, the Company recommends that you use registered mail with return receipt requested. Delivery by e-mail or any form of interoffice mail will not be accepted. It is, however, acceptable for employees to personally hand deliver their letter to Human Resources, provided that it is date stamped and acknowledged as received by Human Resources. In all cases, you should allow sufficient time to ensure timely delivery.

     Tenders of eligible options made pursuant to the Offer may be withdrawn at any time prior to 5:00 p.m., Uxbridge, UK time, on January 18, 2002. You must withdraw all Tendered Options; you may not withdraw only a portion of Tendered Options. If the Offer is extended by the Company beyond that time, you may withdraw your Tendered Options at any time until the extended expiration of the Offer. In addition, pursuant to Rule 13e-(4)(f)(2)(ii) of the Securities Exchange Act, to the extent that your options have not yet been accepted for payment by Airspan, you may withdraw your election to tender eligible options after the expiration of forty (40) business days from the commencement of the offer. To withdraw Tendered Options we must receive the signature page of the withdrawal letter in the form attached to the end of the Offer document, or a facsimile thereof, signed by you while you still have the right to withdraw the Tendered Options. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described above.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering eligible employees, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2. Tenders. If you intend to tender eligible options pursuant to the Offer, you must tender all of your eligible options that are outstanding on the Expiration Date. This means that you must tender all unexercised options granted to you on or after October 1, 1999 but not later than December 13, 2001 under the Company's 1998 Stock Option and Restricted Stock Plan, as amended, and/or the Company's 2001 Supplemental Stock Option Plan.

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     3. Signatures on this Acceptance Letter. The holder of the Tendered
Options, or an authorized individual with power of attorney for the holder, must sign the Acceptance Letter.

     If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

     4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Barbara Sheard, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company's expense.

     5. Irregularities. All questions as to the number of eligible options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of eligible options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of eligible options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular eligible options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of eligible options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     Important: To accept the Offer, the signed signature page to this Letter (or a facsimile copy thereof) (together with any additional documents required in connection with the Offer to Eligible Employees based in countries other than the United States) must be received by the Company on or prior to the Expiration Date. You must deliver a properly signed paper copy of the signature page to this Letter by regular external mail, courier or facsimile. The signed signature page must be delivered to Barbara Sheard, Director of Human Resources, Airspan Networks Inc., Cambridge House, Oxford Road, Uxbridge, Middlesex UB8 1UN, UK,
Phone: +44 1895-467-110, Fax: +44 1895-467-132. We will only accept delivery of the signed signature page of the acceptance letter by regular external mail, courier or facsimile. If you choose to deliver your signature page by external mail, we recommend that you use registered mail with return receipt requested. Delivery by e-mail or any form of interoffice mail will NOT be accepted. It is, however, acceptable for employees to personally hand deliver their letter to Human Resources, provided that it is date stamped and acknowledged as received by Human Resources.

     6. Important Tax Information. You should refer to Sections 13 and 14 of the Offer to Exchange, which contains important United States and U.K. and other foreign tax information.

                                       8